                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (related to the Vital Images, Inc. 1997 Director Stock Option Plan) of our report dated February 10, 1999, except as to Note 10, for which the date is March 19, 1999, relating to the financial statements and financial statement schedule appearing in Vital Images, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.




                                             /s/  PricewaterhouseCoopers LLP
                                             -------------------------------
                                             PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
December 15, 1999